UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 6, 2023
Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 6, 2023, Life Time Group Holdings, Inc. (the “Company”) received notice from Jeff Zwiefel, the Company’s President and Chief Operating Officer, of his intention to retire from the Company after 25 years of service, effective December 31, 2023. Mr. Zwiefel is expected to continue as President and Chief Operating Officer of the Company through the end of this year at his current compensation level and will, among other things, continue to be dedicated to elevating the Company’s athletic country club experience and driving the execution of strategy. The Company will determine during the period before his retirement how to handle Mr. Zwiefel’s responsibilities. In connection with Mr. Zwiefel’s retirement, the Company will enter into an Agreement and General Release (the “Agreement”) with Mr. Zwiefel as well as a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Zwiefel will continue to provide strategic and operational consulting services to the Company following his retirement.
The Company’s Compensation Committee approved each of the Agreement and the Consulting Agreement. Under the Consulting Agreement, it is expected that Mr. Zwiefel will provide a minimum of 1,000 hours of service to the Company during the first two years, and that the Company will pay Mr. Zwiefel at a rate of $400 per hour for his services. As a result of Mr. Zwiefel continuing to provide services to the Company, his outstanding equity-based awards will continue to vest and be exercisable, as applicable, in accordance with and subject to their terms. Additionally, under the Agreement, upon Mr. Zwiefel ceasing to provide services to the Company, his vested stock options at such time (and if, and only if, his services are terminated due to his death or disability, his unvested stock options and unvested restricted stock units, if any, at such time) will continue to be outstanding and exercisable, as applicable, for their respective terms notwithstanding such termination of service. Mr. Zwiefel will also be eligible to receive payment of his annual incentive for 2023 based on actual results, or participate equally with the Company’s other executives if any discretion is exercised by the Board of Directors or Compensation Committee. The Company has also agreed to pay the total cost of Mr. Zwiefel’s continued health insurance benefits for eighteen months following his retirement, to pay for his Life Time club membership through March 31, 2027, and to reimburse Mr. Zwiefel for up to $50,000 in coaching and development services used before June 30, 2024. These benefits are contingent upon Mr. Zwiefel entering into and not rescinding the Agreement and complying with certain restrictive covenants, including confidentiality, non-competition and non-solicitation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: June 9, 2023	By:	/s/ Robert Houghton
Robert Houghton
Executive Vice President & Chief Financial Officer
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